Exhibit 5


                                 FORM OF OPINION
                                       OF
                             LANE ALTMAN & OWENS LLP


LANE ALTMAN & OWENS LLP
ATTORNEYS AT LAW

101 Federal Street                                  Telephone:  (617) 345-9800
Boston, Massachusetts 02110                         Telecopier:  (617) 345-0400


                                February XX, 1997


Paragon Acquisition Company, Inc.
277 Park Avenue
New York, New York 10172

Gentlemen:

         We have represented Paragon Acquisition Company, Inc., a Delaware corporation (hereinafter called the "Corporation"), in connection with the proposed offering described below.

         In our capacity as counsel to the Corporation, we are familiar with the Certificate of Incorporation, as amended, and the By-laws of the Corporation, as amended. We are also familiar with the corporate proceedings taken by the Corporation in connection with the issuance of the shares of Common Stock and Subscription Rights referred to in the Registration Statement on Form S-1, as amended, to which this letter is attached as an exhibit (the "Registration Statement").

         Based upon the foregoing, we are of the opinion that:

         1. The Corporation is duly organized and validly existing under the laws of the State of Delaware.

         2. The 2,900,000 Common Stock issued to PAR Holding Company, LLC on June 25, 1996, have been duly authorized and are validly issued, fully paid and non-assessable.








                                             Paragon Acquistion Company, Inc.
                                             February XX, 1997
                                             Page Two


         3. The 514,191 Common Stock issued to St. Lawrence Seaway Corporation on February XX, 1997, have been duly authorized and are validly issues, fully paid and non-assessable.

         4. The 514,191 shares of Common Stock, 3,414,191 non-transferable rights (the "Subscription Rights"), and the 6,828,382 shares of Common Stock issuable upon exercise of the Subscription Rights have been duly authorized.

         This opinion is provided for the benefit of the addressee hereof. Nevertheless, we hereby consent to the use of this opinion as Exhibit 5 to said Registration Statement on Form S-1, as amended, and any subsequent post-effective amendments to said Registration Statement, and to the use of our name as your counsel in the Registration Statement and in the Prospectus forming a part thereof. In giving the foregoing consent, we do not hereby concede that we come within any of the categories of persons whose consent is required under the Securities Act of 1933, as amended, or the General Rules and Regulations promulgated thereunder.


                                                     Very truly yours,



                                                     LANE ALTMAN & OWENS LLP